Exhibit 4.20

Capital Securities Indenture

DEUTSCHE BANK AKTIENGESELLSCHAFT,

Issuer

AND

THE BANK OF NEW YORK MELLON,

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Calculation Agent, Transfer Agent and Registrar and

Authenticating Agent

Capital Securities Indenture

Dated as of November 6, 2014

CROSS REFERENCE SHEET1

Provisions of U.S. Trust Indenture Act of 1939, as amended, and the Capital Securities Indenture to be dated as of November 6, 2014, among DEUTSCHE BANK AKTIENGESELLSCHAFT, THE BANK OF NEW YORK MELLON, as Trustee, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent:

Section of the Act	Section of Capital Securities Indenture
310(a)(1) and (2)	6.09
310(a)(3) and (4)	Inapplicable
310(b)	6.08
6.10(a)
6.10(b)
6.10(d)
310(c)	Inapplicable
312(a)	4.01 and 4.02(a)
312(b)	4.02
312(c)	4.02(b)
313(a)	4.04
313(b)(1)	Inapplicable
313(b)(2)	4.04
313(c)	4.04
313(d)	4.04
314(a)	4.03
314(b)	Inapplicable
314(c)(1) and (2)	11.05
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	11.05
314(f)	Inapplicable
315(a), (c) and (d)	6.01
315(b)	5.11
315(e)	5.12
316(a)(1)	5.09
316(a)(2)	Not required
316(a) (last sentence)	7.04
316(b)	5.07
317(a)	5.02
317(b)	3.04(a) and Section 3.04(b)
318(a)	11.07

[1]	This Cross Reference Sheet is not part of the Indenture.

i

ii

iii

THIS CAPITAL SECURITIES INDENTURE, dated as of November 6, 2014 among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent.

W I T N E S S E T H :

WHEREAS, the Issuer has duly authorized the issue from time to time of one or more series of its subordinated unsecured capital securities that are intended to qualify as Additional Tier 1 capital (zusätzliches Kernkapital) within the meaning of the CRR (as defined herein) (the “Capital Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Capital Securities Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this Capital Securities Indenture to provide, among other things, for the authentication, delivery and administration of the Capital Securities; and

WHEREAS, all things necessary to make this Capital Securities Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Capital Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Capital Securities and of the coupons, if any, appertaining thereto as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Capital Securities Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Capital Securities Indenture that are defined in the Trust Indenture Act (as defined below) or the definitions of which in the Securities Act (as defined below) are referred to in the Trust Indenture Act, including terms defined therein by reference to the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Capital Securities Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted with respect to the Issuer at the time of the computation under the system of accounting employed by the Issuer in its filings with the Securities Exchange Commission under the Exchange Act (as defined below). The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Capital Securities Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

“Agent” means any Paying Agent, Calculation Agent, Transfer Agent and Registrar or Authenticating Agent.

“Authenticating Agent” shall have the meaning set forth in Section 6.14.

“Authorized Agent” shall have the meaning set forth in Section 11.12.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition)) published in the English language customarily published at least once a day for at least five days in each calendar week and of general circulation in the country of circulation. To the extent that notice is also required to be given to Holders of Capital Securities of any series by applicable English, Luxembourg or German law or stock exchange regulation, an Authorized Newspaper will also mean a similar publication in London, the United Kingdom, such as, if practicable, the Financial Times (London Edition), a similar publication in Luxembourg, such as, if practicable, the Luxemburger Wort or a similar publication in Germany, such as, if practicable the Frankfurter Allgemeine Zeitung. If it shall be impractical to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given in a newspaper of reputable standing in the relevant location shall constitute a sufficient publication of such notice.

“Authorized Signatories” means any two persons acting together authorized by the Issuer, its articles of association or otherwise under German law to act on behalf of the Issuer.

“Bearer Capital Security” means any Capital Security other than a Registered Capital Security.

“Board” means the Management Board (Vorstand) of the Issuer or any committee of such Board duly authorized to act on its behalf.

“Board Resolution” means a copy of one or more resolutions duly adopted or consented to by the Board, or any other evidence of due corporate action under German law in full force and effect and delivered to the Trustee.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in New York and Frankfurt.

“Calculation Agent” has the meaning set forth in Section 6.14.

“Capital Regulations” means, at any time, the regulations, requirements, guidelines and policies relating to capital adequacy adopted by bodies of the European Union or the Federal Republic of Germany or any other competent authority then in effect in the Federal Republic of Germany and applicable to the Issuer.

“Capital Security” or “Capital Securities” has the meaning stated in the first recital of this Capital Securities Indenture, or, as the case may be, Capital Securities that have been authenticated and delivered under this Capital Securities Indenture.

“Capital Securities Indenture” means this instrument as originally executed and delivered or, as so amended or supplemented or both, and shall include the forms and terms of particular series of Capital Securities established as contemplated hereunder.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Capital Securities Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Conversion Securities” shall have the meaning set forth in Section 2.03.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee with respect to this Capital Securities Indenture shall, at any particular time, be principally administered, which office is, at the date as of which this Capital Securities Indenture is dated, located at One Canada Square, London E14 5AL, United Kingdom, with a copy of all notices to both addresses set forth in Section 11.04 hereof.

“Coupon” means any interest coupon appertaining to a Capital Security.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (including any provisions of regulatory law supplementing this Regulation); to the extent that any provisions of the CRR are amended or replaced, the term CRR as used in this Capital Securities Indenture shall refer to such amended provisions or successor provisions.

“DBTCA” means Deutsche Bank Trust Company Americas.

“Depositary” means, with respect to the Capital Securities of any series issuable or issued in the form of one or more Registered Global Capital Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Capital Securities Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Capital Securities of any such series shall mean the Depositary with respect to the Registered Global Capital Securities of that series.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Holder”, “Holder of Capital Securities”, “Securityholder” or other similar terms mean (a) in the case of any Registered Capital Security, the Person in whose name such Capital Security is registered in the security register kept by the Issuer for that purpose in accordance with the terms hereof, and (b) in the case of any Bearer Capital Security, the bearer of such Capital Security, or any Coupon appertaining thereto, as the case may be.

“incorporated provision” shall have the meaning set forth in Section 11.07.

“InsO” has the meaning set forth in Section 13.01.

“Issuer” means Deutsche Bank Aktiengesellschaft, a German stock corporation with limited liability, and, subject to Article Nine, its successors and assigns.

“Issuer Order” means a written statement, request or order of the Issuer signed in its name by any two Authorized Signatories of the Issuer.

“Judgment Currency” shall have the meaning set forth in Section 11.13.

“New York Banking Day” shall have the meaning set forth in Section 11.13.

“Non-Payment Event” has the meaning specified in Section 5.02.

“Non-U.S. Currency” means a currency issued by the government of a country other than the United States (or any currency unit comprised of any such currencies).

“Officers’ Certificate” means a certificate (i) signed by any two Authorized Signatories of the Issuer and (ii) delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.05.

“Opinion of Counsel” means an opinion in writing signed by senior legal counsel of the Issuer or by such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 11.05.

“original issue date” of any Capital Security (or portion thereof) means the earlier of (a) the date of such Capital Security or (b) the date of any Capital Security (or portion thereof) for which such Capital Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Outstanding” when used with reference to Capital Securities, shall mean, subject to the provisions of Section 7.04, as of any particular time, all Capital Securities authenticated and delivered by the Trustee under this Capital Securities Indenture, except

(a) Capital Securities theretofore cancelled by the Trustee or delivered to the Registrar for cancellation; and

(b) Capital Securities which shall have been paid or in substitution for which other Capital Securities shall have been authenticated and delivered pursuant to the terms of Section 2.09 (except with respect to any such Capital Security as to which proof satisfactory to the Trustee is presented that such Capital Security is held by a person in whose hands such Capital Security is a legal, valid and binding obligation of the Issuer).

“Paying Agent” means DBTCA, with respect to payments to be made in U.S. Dollars (or such other currency as to which DBTCA or its agent has agreed to make payments hereunder), or any person authorized by the Issuer in accordance with Section 3.04.

“Periodic Offering” means an offering of Capital Securities of a series from time to time, the specific terms of which Capital Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof, if any, and the redemption provisions, if any, with respect thereto, are to be determined by the Issuer or its agents upon the issuance of such Capital Securities.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Capital Securities or any Capital Security or any portion thereof, shall be deemed to include “and premium, if any”.

“record date” shall have the meaning set forth in Section 2.07.

“Redemption Notice Period” shall have the meaning set forth in Section 12.02.

“Registered Global Capital Security” means a Capital Security evidencing all or a part of a series of Registered Capital Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.

“Registered Capital Security” means any Capital Security registered on the Capital Security register of the Issuer.

“Registrar” shall have the meaning set forth in Section 2.08.

“Relevant Regulator” means the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) or any other competent authority assuming the relevant supervisory functions performed by the German Federal Financial Supervisory Authority as of the date first written above.

“Required Currency” shall have the meaning set forth in Section 11.13.

“Responsible Officer” when used with respect to any Person means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the president, any vice president (whether or not designated by numbers or words added before or after the title “vice president”), the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Person customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Transfer Agent” means DBTCA.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Capital Securities of any series shall mean the trustee with respect to the Capital Securities of such series.

“U.S. Dollar” means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

“unsubordinated creditors” has the meaning set forth in Section 13.01.

ARTICLE 2

CAPITAL SECURITIES

Section 2.01. Forms Generally. The Capital Securities of each series and the Coupons, if any, to be attached thereto shall be substantially in such form (not inconsistent with this Capital Securities Indenture) as shall be established by one or more Board Resolutions (as set forth in a Board Resolution), one or more

Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Capital Securities Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Capital Securities Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Capital Securities and Coupons, if any, as evidenced by their execution of such Capital Securities and Coupons.

The definitive Capital Securities and Coupons, if any, shall be printed, lithographed on security printed paper or may be produced in any other manner, all as determined by the officers executing such Capital Securities and Coupons, if any, as evidenced by their execution of such Capital Securities and Coupons, if any.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Capital Securities shall be in substantially the following form:

“This is one of the Capital Securities referred to in the within-mentioned Capital Securities Indenture.

as Trustee

By:
Authorized Officer

If at any time there shall be an Authenticating Agent appointed with respect to any series of Capital Securities, then the Trustee’s Certificate of Authentication to be borne by the Capital Securities of each such series shall be substantially as follows:

“This is one of the Capital Securities referred to in the within-mentioned Capital Securities Indenture.

as Authenticating Agent

By:
Authorized Officer

Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Capital Securities which may be authenticated and delivered under this Capital Securities Indenture is unlimited. The Capital Securities shall be subordinated in right of payment of the unsubordinated creditors and certain subordinated creditors as provided in Article Thirteen.

The Capital Securities may be issued in one or more series and each such series shall constitute unsecured and subordinated obligations of the Issuer, subject to the subordination provisions in Article 13. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment or in one or more indentures supplemental hereto, prior to the initial issuance of Capital Securities of any series:

(a) the designation of the Capital Securities of the series, which shall distinguish the Capital Securities of the series from the Capital Securities of all other series;

(b) any limit upon the aggregate principal amount of the Capital Securities of the series that may be authenticated and delivered under this Capital Securities Indenture (except for Capital Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Capital Securities of the series pursuant to Section 2.08, 2.09, 2.11, 8.05 or 12.03);

(c) if other than U.S. Dollars, the coin or currency in which the Capital Securities of that series are denominated (including, but not limited to, any Non-U.S. Currency);

(d) if the Capital Securities have a scheduled maturity, the date or dates on which the principal of the Capital Securities of the series is payable (and any provisions relating to extending or shortening the date on which the principal of the Capital Securities is payable) or that the Capital Securities have no scheduled maturity;

(e) the rate or rates at which the Capital Securities of the series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, on which such interest shall be payable and (in the case of Registered Capital Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f) the place or places where the principal of and any interest on Capital Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the right, if any, of the Issuer to redeem Capital Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Capital Securities of the series may be so redeemed;

(h) if other than denominations of $200,000 and integral multiples of $1,000 in excess thereof in the case of Registered Capital Securities, or $200,000 and integral multiples of $1,000 in excess thereof in the case of Bearer Capital Securities, the denominations in which Capital Securities of the series shall be issuable;

(i) if other than the coin or currency in which the Capital Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Capital Securities of such series shall be payable;

(j) if the principal of or interest on the Capital Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Capital Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(k) if the amount of payments of principal, premium, if any, and/or interest on the Capital Securities of the series may be determined with reference to any currencies, commodities or securities of the Issuer or of entities that are or are not affiliated with the Issuer, a basket or baskets of those currencies, commodities or securities, or an index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measures or instruments, including the occurrence or non-occurrence of any events or circumstances, to which the amount payable on that date is linked, the manner in which such amounts shall be determined;

(l) if the Holders of the Capital Securities of the series may convert or exchange the Capital Securities of the series into or for securities of the Issuer or of entities that are or not affiliated with the Issuer, a basket or baskets of those securities, other property, or any combination of, or the cash value of, any of the foregoing, the specific terms on which conversion or exchange may occur, including whether exchange is mandatory, at the option of the Holder or at the Issuer’s option; the period during which exchange may occur; the initial exchange price or rate; and the circumstances or manner in which the amount of securities or other property, or any combination thereof, deliverable upon exchange, or the cash value thereof, may be adjusted;

(m) whether the Capital Securities of the series will be issuable as Registered Capital Securities (and if so, whether such Capital Securities will be issuable as Registered Global Capital Securities) or Bearer Capital Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Bearer Capital Securities or Registered Capital Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Bearer Capital Securities of any series may be exchanged for Registered Capital Securities of such series and vice versa;

(n) whether and under what circumstances the Issuer will pay additional amounts on the Capital Securities of the series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Capital Securities rather than pay such additional amounts;

(o) if the Capital Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Capital Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p) any trustees, depositaries, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Capital Securities of such series;

(q) any other covenants with respect to the Capital Securities of such series;

(r) any deletions from, modifications of or additions to the subordination provisions of Article Thirteen with respect to the subordination terms of the Capital Securities of such series;

(s) whether the debt securities qualify for regulatory capital treatment and, if so, the category of capital for which they qualify;

(t) provisions, if any, for the cancellation of all or any portion of any interest payment at the Issuer’s discretion or under other circumstances;

(u) limitations, if any, on the Issuer’s ability to pay principal or interest in respect of the Capital Securities, including situations whereby the Issuer may be prohibited from making such payments;

(v) provisions, if any, for write-downs (and related write-ups, if any) in the principal amount of the Capital Securities and the effect, if any, of such write-downs (and related write-ups, if any) on interest payable on such Capital Securities;

(w) whether any payments of principal, interest or other amounts on the Capital Securities are subject to solvency, financial or capital ratio conditions;

(x) any terms on which the Capital Securities may or will be converted at the Issuer’s option or otherwise into ordinary shares or other securities of the Issuer (“Conversion Securities”) and, if so, the nature and terms of the Conversion Securities into which such Capital Securities are convertible and any additional or other provisions relating to such conversion, including any triggering event that may give rise to such conversion (which may include, but shall not be limited to, certain regulatory capital events) and the terms upon which such conversion should occur;

(y) whether the Issuer may conduct an offer of Conversion Securities after any conversion of the Capital Securities in order to deliver cash proceeds to holders of Capital Securities in lieu of the Conversion Securities and the terms upon which any such offer should occur;

(z) any terms relating to the adjustment of the Conversion Securities into which the Capital Securities may be converted; and

(aa) any other terms of the series.

All Capital Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Capital Securities as to denomination and except as may otherwise be provided by the Board Resolution or Officers’ Certificate referred to above or as set forth in any such indenture supplemental hereto. All Capital Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Capital Securities Indenture, if so provided by such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto.

Section 2.04. Authentication and Delivery of Capital Securities. The Issuer may deliver Capital Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee or an Authenticating Agent on behalf of the Trustee shall thereupon authenticate and deliver such Capital Securities to or upon an Issuer Order with respect to those Capital Securities or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. In authenticating such Capital Securities and accepting the additional responsibilities under this Capital Securities Indenture in relation to such Capital Securities, the Trustee shall be entitled to receive (in the case of subparagraphs 2.04(b) and 2.04(c) below only at or before the time of the first request of the Issuer to the Trustee to authenticate Capital Securities of such series) and (subject to Section 6.01) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a) an Issuer Order requesting such authentication and setting forth delivery instructions if the Capital Securities and Coupons, if any, are not to be delivered to the Issuer, provided that, with respect to Capital Securities of a series subject to a Periodic Offering, (i) such Issuer Order may be delivered by the Issuer to the Trustee prior to the delivery to the Trustee of such Capital Securities for authentication and delivery, (ii) the Trustee shall authenticate and deliver Capital Securities of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount established for such series, pursuant to an Issuer Order or pursuant to procedures acceptable to the Trustee as may be specified from time to time by an Issuer Order and (iii) the redemption date or dates (if any), original issue date or dates, interest rate or rates and any other terms of Capital Securities of such series (including Redemption Notice Periods) shall be determined by an Issuer Order or pursuant to such procedures;

(b) any Board Resolution, Officers’ Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Capital Securities and Coupons, if any, were established; and

(c) an Officers’ Certificate setting forth the form or forms and terms of the Capital Securities and Coupons, if any, stating that the form or forms and terms of the Capital Securities and Coupons, if any, have been established pursuant to Sections 2.01 and 2.03 and comply with this Capital Securities Indenture, and covering such other matters as the Trustee may reasonably request, and an Opinion of Counsel as to the validity and enforceability, subject to customary assumptions and qualifications, of this Agreement and such Capital Securities.

The Trustee shall have the right to decline to authenticate and deliver any Capital Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties, liabilities or immunities under the Capital Securities, this Capital Securities Indenture or otherwise.

If the Issuer shall establish pursuant to Section 2.03 that the Capital Securities of a series are to be issued in the form of one or more Registered Global Capital Securities, then the Issuer shall execute and the Trustee shall, in accordance with this Section and the Issuer Order with respect to such series, authenticate and deliver one or more Registered Global Capital Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Capital Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Capital Security or Capital Securities or the nominee of such Depositary, (iii) shall be delivered by the Registrar, as custodian for the Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Capital Securities in definitive registered form, this Capital Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”

Each Depositary designated pursuant to Section 2.03 must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Section 2.05. Execution of Capital Securities. The Capital Securities and, if applicable, each Coupon appertaining thereto shall be signed on behalf of the Issuer by any two Authorized Signatories of the Issuer authorized to execute Capital Securities or, if applicable, Coupons, which Capital Securities or Coupons may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such Authorized Signatory. Minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Capital Security that has been duly authenticated and delivered by the Trustee.

In case any Authorized Signatory of the Issuer who shall have signed any of the Capital Securities or Coupons, if any, pursuant to his or her authorization to do so, shall cease to be an Authorized Signatory, or such authorization shall be withdrawn, before the Capital Security or Coupon so signed (or the Capital Security to which the Coupon so signed appertains) shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Capital Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Capital Security or Coupon had not ceased to be such Authorized Signatory or the authorization to sign such Capital Security or Coupon had not been withdrawn; and any Capital Security or Coupon may be signed on behalf of the Issuer by any two Authorized Signatories as, at the actual date of the execution of such Capital Security or Coupon, shall be authorized by the Issuer to do so, although at the date of the execution and delivery of this Capital Securities Indenture any such person was not so authorized.

Section 2.06. Certificate of Authentication. Only such Capital Securities as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Capital Securities Indenture or be valid or obligatory for any purpose. No Coupon shall be entitled to the benefits of this Capital Securities Indenture or shall be valid and obligatory for any purpose until the certificate of authentication on the Capital Security to which such Coupon appertains shall have been duly executed by the Trustee. The execution of such certificate by the Trustee upon any Capital Security executed by the Issuer shall be conclusive evidence that the Capital Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Capital Securities Indenture.

Section 2.07. Denomination and Date of Capital Securities; Payments of Interest. The Capital Securities of each series shall be issuable as Registered Capital Securities or Bearer Capital Securities in denominations established as contemplated by Section 2.03 or, with respect to the Registered Capital Securities of any series, if not so established, in denominations of $200,000 and integral multiples of $1,000 in excess thereof. If denominations of Bearer Capital Securities of any series are not so established, such Capital Securities shall be issuable in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Capital Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine, as evidenced by the execution and authentication thereof.

Each Registered Capital Security shall be dated the date of its authentication. Each Bearer Capital Security shall be dated as provided in the

Board Resolutions or Officers’ Certificate of the Issuer referred to in Section 2.03. The Capital Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.

The Person in whose name any Registered Capital Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Capital Security subsequent to the record date and prior to such interest payment date, except if and to the extent one or more Non-Payment Events (as defined in Section 5.02) have occurred, in which case such interest with respect thereto shall be paid to the Persons in whose names Outstanding Registered Capital Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such interest with respect to which a Non-Payment Event has occurred) established by notice given by mail by or on behalf of the Issuer to the Holders of Registered Capital Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of interest with respect to which a Non-Payment Event has occurred) for the Capital Securities of any series shall mean the date specified as such in the terms of the Registered Capital Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the Business Day immediately preceding the relevant date of payment in respect of such interest payment date. In the case of Capital Securities in definitive registered form, the term “record date” as used with respect to any interest payment date (except a date for payment of interest with respect to which a Non-Payment Event has occured) for such Capital Securities shall mean the date specified as such in the terms of such Capital Securities established as contemplated by Section 2.03, or, if no such date is so established, the close of business on the 15th day (whether or not such 15th day is a Business Day) before such interest payment date.

Section 2.08. Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Capital Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Registered Capital Securities of such series and the registration of transfer of Registered Capital Securities of such series. The Issuer hereby appoints DBTCA as the registrar for the purpose of registering the Registered Capital Securities and transfers of such Registered Capital Securities in the register as provided herein (“Registrar”). Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Registered Capital Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Capital Security or Registered Capital Securities of the same series, redemption date (if any), interest rate and original issue date in authorized denominations for a like aggregate principal amount.

Bearer Capital Securities (except for any temporary global Bearer Capital Securities) and Coupons (except for Coupons attached to any temporary global Bearer Capital Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Capital Securities of any series (other than a Registered Global Capital Security, except as set forth below) may be exchanged for a Registered Capital Security or Registered Capital Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Capital Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. If the Capital Securities of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Bearer Capital Securities of any series may be exchanged for Registered Capital Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Bearer Capital Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02, with, in the case of Bearer Capital Securities that have Coupons attached, all unmatured Coupons and all matured Coupons with respect to which a Non-Payment Event (as defined in Section 5.02) has occurred thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Bearer Capital Securities of any series, redemption date (if any), interest rate and original issue date are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Bearer Capital Securities may be exchanged for Bearer Capital Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Bearer Capital Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 or as specified pursuant to Section 2.03, with, in the case of Bearer Capital Securities that have Coupons attached, all unmatured Coupons and all matured Coupons with respect to which a Non-Payment Event has occurred thereto appertaining, and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Capital Securities of any series may not be exchanged for Bearer Capital Securities of such series. Whenever any Capital Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Capital Securities which the Holder making the exchange is entitled to receive. All Capital Securities and Coupons surrendered upon any exchange or transfer provided for in this Capital Securities Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer upon written request.

All Registered Capital Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, Registrar and Transfer Agent duly executed by the Holder or his attorney duly authorized in writing.

The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Capital Securities. No service charge shall be made for any such transaction.

The Issuer shall not be required to exchange or register a transfer of (a) any Capital Securities of any series for a period of 15 days immediately preceding the first mailing of notice of redemption of Capital Securities of such series to be redeemed or (b) any Capital Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Capital Security to be redeemed in part, the portion thereof not so to be redeemed or (c) any Capital Securities if the Holder thereof has exercised any right to require the Issuer to repurchase such Capital Securities, in whole or in part, except, in the case of any Capital Security to be repurchased in part, the portion thereof not so to be repurchased.

Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Capital Securities in definitive registered form, a Registered Global Capital Security representing all or a portion of the Capital Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Capital Securities of a series represented by one or more Registered Global Capital Securities notifies the Issuer that it is unwilling or unable to continue as Depositary for such Registered Capital Securities or if at any time the Depositary for such Registered Capital Securities shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary eligible under Section 2.04 with respect to such Registered Capital Securities. If a successor Depositary eligible under Section 2.04 for such Registered Capital Securities is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that such Registered Capital Securities be represented by one or more Registered Global Capital Securities shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Capital Securities of such series, will authenticate and deliver, Capital Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Capital Security or Capital Securities representing such Registered Capital Securities in exchange for such Registered Global Capital Security or Capital Securities.

The Issuer may at any time and in its sole discretion determine that the Registered Capital Securities of any series issued in the form of one or more Registered Global Capital Securities shall no longer be represented by a Registered Global Capital Security or Capital Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of definitive Capital Securities of such series, will authenticate and deliver, Capital Securities of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Registered Global Capital Security or Capital Securities representing such Registered Capital Securities, in exchange for such Registered Global Capital Security or Capital Securities.

If specified by the Issuer pursuant to Section 2.03 with respect to Capital Securities represented by a Registered Global Capital Security, the Depositary for such Registered Global Capital Security may surrender such Registered Global Capital Security in exchange in whole or in part for Capital Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee upon the receipt of an Issuer Order shall authenticate and deliver, without service charge,

(i) to the Person specified by such Depositary a new Registered Capital Security or Capital Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Capital Security; and

(ii) to such Depositary a new Registered Global Capital Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Capital Security and the aggregate principal amount of Registered Capital Securities authenticated and delivered pursuant to clause (i) above.

Upon the exchange of a Registered Global Capital Security for Capital Securities in definitive registered form without coupons, in authorized denominations, such Registered Global Capital Security shall be cancelled by the Trustee or an agent of the Issuer or the Trustee. Capital Securities in definitive registered form without coupons issued in exchange for a Registered Global Capital Security pursuant to this Section 2.08 shall be registered in such nominee names and in such authorized denominations as the Depositary for such Registered Global Capital Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or an agent of the Issuer or the Trustee. The Trustee or such agent shall deliver such Capital Securities to or as directed by the Persons in whose names such Capital Securities are so registered.

All Capital Securities issued upon any transfer or exchange of Capital Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Capital Securities Indenture, as the Capital Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the terms of any series of Capital Securities to the contrary, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee (any of which, other than the Issuer, shall rely on an Officers’ Certificate and an Opinion of Counsel) shall be required to exchange any Bearer Capital Security for a Registered Capital Security if such exchange would result in adverse U.S. federal income tax consequences to the Issuer (such as, for example, the obligation of the Issuer to pay an excise tax pursuant to Section 4701 of the U.S. Internal Revenue Code) under then applicable U.S. federal income tax laws.

Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Capital Securities. In case any temporary, definitive or Global Capital Security or any Coupon appertaining to any Capital Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any Authorized Signatory of the Issuer, the Trustee shall authenticate and deliver a new Capital Security of the same series, redemption date (if any), interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Capital Security, or in lieu of and in substitution for the Capital Security so destroyed, lost or stolen with Coupons corresponding to the Coupons appertaining to the Capital Securities so mutilated, defaced, destroyed, lost or stolen, or in exchange or substitution for the Capital Security to which such mutilated, defaced, destroyed, lost or stolen Coupon appertained, with Coupons appertaining thereto corresponding to the Coupons so mutilated, defaced, destroyed, lost or stolen. In every case the applicant for a substitute Capital Security or Coupon shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Capital Security or Coupon and of the ownership thereof and in the case of mutilation or defacement shall surrender the Capital Security and related Coupons to the Trustee or such agent.

Upon the issuance of any substitute Capital Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or its agent) connected therewith. In case any Capital Security or Coupon which has matured or is about to mature (if any Capital Security by its terms provides for a final maturity) or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may instead of issuing a substitute Capital Security, pay or authorize the payment of the same or the relevant Coupon (without surrender thereof except in the case of a mutilated or defaced Capital Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Capital Security or Coupon and of the ownership thereof.

Every substitute Capital Security or Coupon of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Capital Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Capital Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Capital Securities Indenture equally and proportionately with any and all other Capital Securities or Coupons of such series duly authenticated and delivered hereunder. All Capital Securities and Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Capital Securities and Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10. Cancellation of Capital Securities; Disposition Thereof. All Capital Securities and Coupons surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Issuer or any agent of the Issuer or the Registrar or any agent of the Registrar, shall be delivered to the Trustee or its agent for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Capital Securities or Coupons shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Capital Securities Indenture. The Trustee or its agent shall dispose of cancelled Capital Securities and Coupons held by it and deliver a certificate of disposition to the Issuer upon written request. If the Issuer or its agent shall acquire any of the Capital Securities or Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Capital Securities or Coupons unless and until the same are delivered to the Trustee or its agent for cancellation.

Section 2.11. Temporary Capital Securities. Pending the preparation of definitive Capital Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Capital Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Issuer). Temporary Capital Securities of any series shall be issuable as Registered Capital Securities without Coupons, or as Bearer Capital Securities with or without Coupons attached thereto, of any authorized denomination, and substantially in the form of the definitive Capital Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Capital Securities, all as may be determined by the Issuer as evidenced by the execution and authentication thereof. Temporary Capital Securities may contain such references to any provisions of this Capital Securities Indenture as may be appropriate. Every temporary Capital Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Capital Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Capital Securities of such series and thereupon temporary Registered Capital Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and, in the case of Bearer Capital

Securities, at any agency maintained by the Issuer for such purpose as specified pursuant to Section 2.03, and the Trustee shall authenticate and deliver in exchange for such temporary Capital Securities of such series an equal aggregate principal amount of definitive Capital Securities of the same series having authorized denominations and, in the case of Bearer Capital Securities, having attached thereto any appropriate Coupons. Until so exchanged, the temporary Capital Securities of any series shall be entitled to the same benefits under this Capital Securities Indenture as definitive Capital Securities of such series, unless otherwise established pursuant to Section 2.03. The provisions of this Section are subject to any restrictions or limitations on the issue and delivery of temporary Bearer Capital Securities of any series that may be established pursuant to Section 2.03 (including any provision that Bearer Capital Securities of such series initially be issued in the form of a single global Bearer Capital Security to be delivered to a depositary or agency located outside the United States and the procedures pursuant to which definitive or global Bearer Capital Securities of such series would be issued in exchange for such temporary global Bearer Capital Security).

ARTICLE 3

COVENANTS OF THE ISSUER

Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Capital Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Capital Securities of such series (together with any additional amounts payable pursuant to the terms of such Capital Securities) at the place or places, at the respective times and in the manner expressly provided in such Capital Securities and in the Coupons, if any, appertaining thereto and in this Capital Securities Indenture. The interest on Capital Securities with Coupons attached (together with any additional amounts payable pursuant to the terms of such Capital Securities) shall be payable, if and to the extent due, only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If any temporary Bearer Capital Security provides that interest thereon may be paid while such Capital Security is in temporary form, the interest on any such temporary Bearer Capital Security (together with any additional amounts payable pursuant to the terms of such Capital Security) shall be paid, as to the installments of interest evidenced by Coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Capital Securities for notation thereon of the payment of such interest, in each case subject to any restrictions that may be established pursuant to Section 2.03. The interest on Registered Capital Securities (together with any additional amounts payable pursuant to the terms of such Capital Securities) shall be payable, if and to the extent due, only to or upon the written order of the Holders thereof and, at the option of the Issuer, may be paid by wire transfer or by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the registry books of the Issuer.

Section 3.02. Offices for Payments, Etc. So long as any Registered Capital Securities are authorized for issuance pursuant to this Capital Securities Indenture or are outstanding hereunder, the Issuer will maintain in the United States of America, an office or agency where the Registered Capital Securities of each series may be presented for payment, where the Capital Securities of each series may be presented for exchange as is provided in this Capital Securities Indenture and, if applicable, pursuant to Section 2.03 and where the Registered Capital Securities of each series may be presented for registration of transfer as in this Capital Securities Indenture provided.

The Issuer will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Capital Securities of such series are listed) where the Bearer Capital Securities, if any, of each series and Coupons, if any, appertaining thereto may be presented for payment. No payment on any Bearer Capital Security or Coupon will be made upon presentation of such Bearer Capital Security or Coupon at an agency of the Issuer within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Issuer. Notwithstanding the foregoing, payments in U.S. Dollars of Bearer Capital Securities of any series and Coupons appertaining thereto which are payable in U.S. Dollars may be made at an agency of the Issuer maintained in the United States of America if such payment in U.S. Dollars at each agency maintained by the Issuer outside the United States for payment on such Bearer Capital Securities is illegal or effectively precluded by exchange controls or other similar restrictions.

The Issuer will maintain in the United States of America, an office or agency where notices and demands to or upon the Issuer in respect of the Capital Securities of any series, the Coupons appertaining thereto or this Capital Securities Indenture may be served.

The Issuer will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in the United States of America, or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee; provided, however, no service of legal process on the Issuer may be served at an office of the Trustee.

The Issuer may from time to time designate one or more additional offices or agencies where the Capital Securities of a series and any Coupons appertaining thereto may be presented for payment, where the Capital Securities of that series may be presented for exchange as provided in this Capital Securities Indenture and pursuant to Section 2.03 and where the Registered Capital Securities of that series may be presented for registration of transfer as in this Capital Securities Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.

Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Capital Securities hereunder.

Section 3.04. Paying Agents. Whenever the Issuer shall appoint a Paying Agent other than the Trustee or DBTCA. with respect to the Capital Securities of any series (the “Paying Agent”), it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Capital Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Capital Securities of such series) in trust for the benefit of the Holders of the Capital Securities of such series, or Coupons appertaining thereto, if any, or of the Trustee,

(b) that it will give a Responsible Officer of the Trustee at its Corporate Trust Office written notice of any failure by the Issuer (or by any other obligor on the Capital Securities of such series) to make any payment of the principal of or interest on the Capital Securities of such series when the same shall be due and payable, and

(c) that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in clause 3.04(b) above.

The Issuer will, on or prior to 10 A.M. New York City time on each due date of the principal of or interest on the Capital Securities of such series, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

If the Issuer shall act as its own Paying Agent with respect to the Capital Securities of any series, it will, on or before each due date of the principal of or interest on the Capital Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Capital Securities of such series or the Coupons appertaining thereto a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

The Issuer hereby appoints DBTCA to act as the initial Paying Agent, Registrar and Transfer Agent with respect to the Capital Securities.

Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.02 and 10.03.

Section 3.05. Written Statement to Trustee. The Issuer will furnish to the Trustee not less often than annually a brief certificate that complies with the requirements of the Trust Indenture Act (which need not comply with Section 11.05) from the principal executive, financial or accounting officer of the Issuer stating that in the course of the performance by the signer of his duties as an officer of the Issuer he would normally have knowledge of any default or non-compliance by the Issuer in the performance of any covenants or conditions contained in this Capital Securities Indenture, stating whether or not he has knowledge of any such default or non-compliance and, if so, specifying each such default or non-compliance of which the signer has knowledge and the nature thereof.

Section 3.06. United Kingdom, Luxembourg or Germany Publications. In the event of the publication of any notice pursuant to Section 5.11, 6.10(a), 6.11, 8.02, 10.03 or 12.02, the Issuer making such publication in the Borough of Manhattan, The City of New York shall also, to the extent that notice is required to be given to Holders of Capital Securities of any series by applicable English, Luxembourg or German law or stock exchange regulation, as evidenced by an Officers’ Certificate delivered to such party, make a similar publication in London, the United Kingdom, Luxembourg or Germany, as the case may be.

ARTICLE 4

SECURITYHOLDERS LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 4.01. Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. If and so long as the Trustee shall not be the Capital Security registrar for the Capital Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee, upon the Trustee’s request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Registered Capital Securities of such series pursuant to Section 312 of the Trust Indenture Act:

(a) semi-annually not more than 15 days after each record date for the payment of interest on such Registered Capital Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Registered Capital Securities in each year, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 4.02. Preservation and Disclosure of Securityholders Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Capital Securities contained in the most recent list furnished to it as provided in Section 4.01. The Trustee may destroy any list furnished to it as provided in Section 4.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to the Capital Securities Indenture or the Capital Securities are as provided by the Trust Indenture Act.

(c) Neither the Issuer nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 4.03. Reports by the Issuer. The Issuer covenants to file with the Trustee, within 15 days after the Issuer is required to file the same with the

Commission, copies of the annual reports and of the information, documents, and other reports that the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act, provided, that (i) any failure by the Issuer to comply with this provision or, to the extent automatically deemed to be included in this Capital Securities Indenture, Section 314(a) of the Trust Indenture Act, shall not constitute an event of default and shall not give any right to accelerate or declare any Capital Security issued hereunder due and payable, and (ii) only the Trustee may institute a legal proceeding against the Issuer to enforce the foregoing delivery obligation. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein.

Section 4.04. Reports by the Trustee. Any Trustee’s report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before November 15 in each year beginning November 15, 2015, as provided in Section 313(c) of the Trust Indenture Act, so long as any Capital Securities are Outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 days prior thereto.

ARTICLE 5

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS

Section 5.01. No Defaults or Events of Default. There are no defaults or events of default with respect to any series of the Capital Securities, there is no right of acceleration in the case of any non-payment of principal of, interest on or other amounts owing under any series of Capital Securities or a failure by the Issuer to perform any other covenant under the Capital Securities or under this Capital Securities Indenture, and under no circumstances may the Holders or the Trustee declare the principal amount of any series of the Capital Securities and interest accrued thereon to be due and payable. If the Issuer becomes subject to German insolvency proceedings, neither the Trustee (on behalf of the Holders for amounts due to them) nor any Holder will have any right to file a claim against the Issuer unless the competent insolvency court allows the filing of subordinated claims that rank on parity with the claims in respect of the Capital Securities.

Section 5.02. Collection Of Indebtedness By Trustee; Trustee May Prove Debt. If the Issuer fails to make any payment of principal of, interest on, or other amounts owing under any series of the Capital Securities at such time as such payment is required to be made pursuant to the terms of such series of Capital Securities (any such failure, a “Non-Payment Event”) and such Non-Payment

Event is continuing, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to pursue any available remedy by proceedings at law or in equity to collect any such principal of and interest on the Capital Securities of such series due and unpaid, or to enforce the performance of any provision of the Capital Securities of such series or this Capital Securities Indenture, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon the Capital Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon the Capital Securities, wherever situated, the monies adjudged or decreed to be payable. Notwithstanding anything to the contrary contained herein, the Trustee shall not be deemed to have notice or actual knowledge of a Non-Payment Event unless a Responsible Officer of the Trustee receives written notice of such Non-Payment Event, including but not limited to notice by the Paying Agent in accordance with Section 3.04(b) hereof.

In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Capital Securities under Title 11 of the United States Code or any other applicable U.S. federal or state or non-U.S. bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Capital Securities, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Capital Securities shall then be due and payable as therein expressed or by declaration or otherwise, shall be entitled and empowered, by intervention in such proceedings or otherwise, unless prohibited by applicable law and regulations:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Capital Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of its negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Capital Securities, or to the creditors or property of the Issuer or such other obligor,

(ii) to vote on behalf of the Holders of the Capital Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings, and

(iii) to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of its negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Capital Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Capital Securities Indenture, or under any of the Capital Securities of any series or Coupons appertaining to such Capital Securities, may be enforced by the Trustee without the possession of any of the Capital Securities of such series or Coupons appertaining to such Capital Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Capital Securities or Coupons appertaining to such Capital Securities in respect of which such action was taken.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Capital Securities Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Capital Securities or Coupons appertaining to such Capital

Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Capital Securities or Coupons appertaining to such Capital Securities parties to any such proceedings.

Section 5.03. Application of Proceeds. Subject to the provisions of Article Thirteen, any monies or property collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest, upon presentation of the several Capital Securities and Coupons appertaining to such Capital Securities in respect of which monies or property have been collected and stamping (or otherwise noting) thereon the payment, or issuing Capital Securities of such series in reduced principal amounts in exchange for the presented Capital Securities of like series if only partially paid, or upon surrender thereof if fully paid:

FIRST:	To the payment of costs and expenses applicable to such series in respect of which monies have been collected, including reasonable compensation to the Trustee, Agent and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee, Agent and each predecessor Trustee except as a result of negligence or bad faith;

SECOND:	In case the principal of the Capital Securities of such series in respect of which monies have been collected shall not have become and be then due and payable, to the payment of interest on the Capital Securities of such series with respect to which one or more Non-Payment Events have occured in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the installments of interest as to which such Non-Payment Events have occurred at the same rate as the rate of interest provided for in such Capital Securities, such payments to be made ratably to the Holders of Capital Securities, without discrimination or preference;

THIRD:	In case the principal of the Capital Securities of such series in respect of which monies have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Capital Securities of such series for principal and interest, with interest (to the extent that payment of such interest is payable pursuant to the terms of the Capital Securities) upon the principal as to which a Non-Payment Event has occurred, and (to the extent that such interest has been collected by the Trustee) upon installments of interest as to which Non-Payment Events have occurred at the same rate as the rate of interest provided for in the Capital Securities of such series; and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Capital Securities of such series, then to the payment of such principal and interest, without preference or priority of principal over interest, or of interest over principal, or of any installments of interest over any other installments of interest, or of any Capital Security of such series over any other Capital Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH:	To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 5.04. Suits for Enforcement. In case a Non-Payment Event has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Capital Securities Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Capital Securities Indenture or in aid of the exercise of any power granted in this Capital Securities Indenture or to enforce any other legal or equitable right vested in the Trustee by this Capital Securities Indenture or by law. However, the Issuer shall not, as a result of the bringing of such judicial proceedings, be required to pay any amount representing or measured by reference to principal or interest on the Capital Securities prior to any date on which the principal of, or any interest on, the Capital Securities would have otherwise been payable pursuant to the terms of the Capital Securities.

Section 5.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Capital Securities Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

Section 5.06. Limitations on Suits by Securityholders. No Holder of any Capital Security of any series or of any Coupon appertaining thereto shall have any right by virtue or by availing of any provision of this Capital Securities Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Capital Securities Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of a Non-Payment Event and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than a majority in aggregate principal amount of the Capital Securities of each affected series then Outstanding (treated as a single class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the Holder of every Capital Security or Coupon with every other Holder and the Trustee, that no one or more Holders of Capital Securities of any series or Coupons appertaining to such Capital Securities shall have any right in any manner whatever by virtue or by availing of any provision of this Capital Securities Indenture to affect, disturb or prejudice the rights of any other such Holder of Capital Securities or Coupons appertaining to such Capital Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Capital Securities Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Capital Securities of the applicable series and Coupons appertaining to such Capital Securities. For the protection and enforcement of the provisions of this Section, each and every Capital Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 5.07. Unconditional Right of Securityholders to Institute Certain Suits. To the extent required by the Trust Indenture Act, and subject to the subordination and the other provisions in the Capital Securities but otherwise notwithstanding any other provision in this Capital Securities Indenture, the right of any Holder of any Capital Security or Coupon to receive payment of the principal of and interest on such Capital Security or Coupon, if any, on or after the respective due dates expressly provided for pursuant to the terms of the

Capital Securities or Coupon, or to institute suit for the enforcement of any such payment, if any, on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Non-Payment Event. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Capital Securities or Coupons is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder of Capital Securities or Coupons to exercise any right or power accruing upon any Non-Payment Event occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Non-Payment Event or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Capital Securities Indenture or by law to the Trustee or to the Holders of Capital Securities or Coupons may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Capital Securities or Coupons.

Section 5.09. Control by Holders of Capital Securities. Subject to Section 6.02(d), the Holders of a majority in aggregate principal amount of the Capital Securities of each series affected (with all such series voting as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Capital Securities of such series by this Capital Securities Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Capital Securities Indenture and provided further that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Capital Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Nothing in this Capital Securities Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

Section 5.10. Waiver of Past Non-Payment Events. The Holders of a majority in aggregate principal amount of the Capital Securities of all series at the time Outstanding with respect to which a Non-Payment Event shall have occurred and be continuing (voting as a single class) may on behalf of the Holders of all such Capital Securities waive any past Non-Payment Event and its consequences. In the case of any such waiver, the Issuer, the Trustee and the Holders of all such Capital Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Non-Payment Event or impair any right consequent thereon.

Upon any such waiver, such Non-Payment Event shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Capital Securities Indenture; but no such waiver shall extend to any subsequent or other Non-Payment Event or impair any right consequent thereon.

Section 5.11. Trustee to Give Notice of Non-Payment Event; But May Withhold in Certain Circumstances. Subject to its prior receipt of written notice of a Non-Payment Event, the Trustee shall, within ninety days after the occurrence of a Non-Payment Event with respect to the Capital Securities of any series, give notice of all such Non-Payment Events with respect to that series known to the Trustee (i) if any Bearer Capital Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Capital Securities are owned if such Bearer Capital Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York (and, if required by Section 3.06, at least once in an Authorized Newspaper in London, the United Kingdom, Luxembourg or Germany, as the case may be), and (ii) if any Registered Capital Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Capital Securities of each series affected at their addresses as they shall appear on the registry books, unless in each case such Non-Payment Events shall have been cured before the mailing or publication of such notice; provided that, except in the case of a Non-Payment Event, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.

Section 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Capital Securities Indenture agree, and each Holder of any Capital Security or Coupon by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Capital Securities Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Capital Securities of such series, or, in the case of any suit relating to or arising under Section 5.01, 10% in aggregate principal amount of all Capital Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Capital Security on or after the due date expressed in such Capital Security or any date fixed for redemption.

ARTICLE 6

CONCERNING THE TRUSTEE AND AGENT

Section 6.01. Duties and Responsibilities of the Trustee and Agent; During Non-Payment Event; Prior to Non-Payment Event. With respect to the Holders of any series of Capital Securities issued hereunder, the Trustee and Agent, prior to the occurrence of a Non-Payment Event with respect to the Capital Securities of a particular series and after the curing or waiving of all Non-Payment Events which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Capital Securities Indenture. In case a Non-Payment Event with respect to the Capital Securities of a series has occurred (which has not been cured or waived) the Trustee shall exercise with respect to such series of Capital Securities such of the rights and powers vested in it by this Capital Securities Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Capital Securities Indenture shall be construed to relieve the Trustee or Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of a Non-Payment Event with respect to the Capital Securities of any series and after the curing or waiving of all such Non-Payment Events with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee and Agent with respect to the Capital Securities of any series shall be determined solely by the express provisions of this Capital Securities Indenture, and the Trustee and Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Capital Securities Indenture, and no implied covenants or obligations shall be read into this Capital Securities Indenture against the Trustee or Agent; and

(ii) in the absence of bad faith on the part of the Trustee or Agent, the Trustee and Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee or Agent and conforming to the requirements of this Capital Securities Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or Agent, the Trustee or Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Capital Securities Indenture;

(b) the Trustee or Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or Agent, unless it shall be proved that the Trustee or Agent was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Capital Securities Indenture.

None of the provisions contained in this Capital Securities Indenture shall require the Trustee or Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if an adequate indemnity against such liability is not reasonably assured to it.

The provisions of this Section 6.01 are in furtherance of and subject to Section 315 of the Trust Indenture Act.

Section 6.02. Certain Rights of the Trustee and Agent. In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.01:

(a) before the Trustee or the Agent acts or refrains from acting in response to any instruction of the Issuer, it may require an Officer’s Certificate, an Opinion of Counsel or both and the Trustee and Agent may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board may be evidenced to the Trustee or the Agent by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

(c) the Trustee or Agent may consult with counsel and any written advice or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee or Agent shall be under no obligation to exercise any of the trusts or powers vested in it by this Capital Securities Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Capital Securities Indenture, unless such Securityholders shall have offered to the Trustee or Agent security or indemnity reasonably acceptable to the Trustee or Agent, as the case may be, against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee or Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Capital Securities Indenture;

(f) prior to the occurrence of a Non-Payment Event hereunder and after the curing or waiving of all Non-Payment Events, the Trustee or Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Capital Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee or Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or Agent, not reasonably assured to the Trustee or Agent by the security afforded to it by the terms of this Capital Securities Indenture, the Trustee or Agent may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or Agent or any predecessor Trustee or Agent, shall be repaid by the Issuer upon demand;

(g) the Trustee or Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee or Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) In no event shall the Trustee or the Agents be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(i) The right of the Trustee or the Agents to perform any discretionary act identified as such in this Capital Securities Indenture, shall not be construed as a duty.

Section 6.03. Trustee and Agents Not Responsible for Recitals, Disposition of Capital Securities or Application of Proceeds Thereof. The recitals contained herein and in the Capital Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any of the Agents assumes any responsibility for the correctness of the same. Neither Trustee nor Agent makes any representation as to the validity or sufficiency of this Capital Securities Indenture or of the Capital Securities or Coupons. Neither Trustee nor Agent shall be accountable for the use or application by the Issuer of any of the Capital Securities or of the proceeds thereof.

Section 6.04. Trustee and Agents May Hold Capital Securities or Coupons; Collections, Etc. The Trustee, Agent or any agent of the Issuer or the Trustee or Agent, in its individual or any other capacity, may become the owner or pledgee of Capital Securities or Coupons with the same rights it would have if it were not the Trustee or Agent or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Agent or such other agent of the Issuer or the Trustee.

Section 6.05. Monies Held by Trustee. Subject to the provisions of Section 10.03 hereof, all monies received by the Trustee or Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor Paying Agent nor any agent of the Issuer the Trustee or Paying Agent shall be under any liability for interest on any monies received by it hereunder.

Section 6.06. Compensation and Indemnification of Trustee and the Agents and Their Prior Claim. The Issuer covenants and agrees to pay to the Trustee and Agent from time to time, and the Trustee and Agent shall be entitled to, the compensation agreed in writing between the Issuer and the Trustee or Agent (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Capital Securities Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Issuer also covenants to indemnify the Trustee, Agent and each predecessor Trustee and Agent and all of their respective officers, directors and employees, for and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Capital Securities Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee, Agent and each predecessor Trustee and Agent and to pay or reimburse the Trustee, Agent and each predecessor Trustee and Agent for expenses, disbursements and advances shall constitute additional indebtedness and a prior claim hereunder to secure the obligations of the Issuer to the Trustee and the Agents, and shall survive the satisfaction and discharge of this Capital Securities Indenture and any termination hereof. The parties hereto agree that when the Trustee or the Agents render any services hereunder in connection with a bankruptcy or insolvency of the Issuer, those services shall be treated as expenses of administration.

Section 6.07. Right of Trustee and Agent to Rely on Officers’ Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Capital Securities Indenture the Trustee or Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee or Agent, be deemed to be conclusively proved and established by an Officers’ Certificate and/or an Opinion of Counsel delivered to the Trustee or Agent, and such certificate and/or Opinion of Counsel, in the absence of negligence or willful misconduct on the part of the Trustee or Agent, shall be full warrant to the Trustee or Agent for any action taken, suffered or omitted by it under the provisions of this Capital Securities Indenture upon the faith thereof.

Section 6.08. Indentures not Creating Potential Conflicting Interests for the Trustee or Agent. The following indenture is hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act: this Capital Securities Indenture with respect to the Capital Securities of any other series.

Section 6.09. Persons Eligible for Appointment as Trustee. The Trustee for each series of Capital Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any state or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by U.S. federal, state or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.10.

The provisions of this Section 6.09 are in furtherance of and subject to Section 310(a) of the Trust Indenture Act.

Section 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Capital Securities by giving written notice of resignation to the Issuer and (i) if any Bearer Capital Securities of a series affected are then Outstanding, by giving notice of such resignation to the Holders thereof (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Capital Securities are owned if such Bearer Capital Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York (and, if required by Section 3.06, at least once in an Authorized Newspaper in London, the United Kingdom, Luxembourg or Germany as the case may be), and (ii) if any Registered Capital Securities of a series affected are then Outstanding, by mailing notice of such resignation to the Holders of then Outstanding Registered Capital Securities of each series affected at their addresses as they shall appear on the registry books. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by two Authorized Signatories, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Capital Security or Capital Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act with respect to any series of Capital Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Capital Security or Capital Securities of such series for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 of this Capital Securities Indenture and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

(iii) the Trustee shall become incapable of acting with respect to any series of Capital Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Capital Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by Authorized Signatories of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act, any Capital Security holder who has been a bona fide Holder of a Capital Security or Capital Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Capital Securities of each series at the time outstanding may at any time remove the Trustee with respect to Capital Securities of such series and appoint a successor trustee with respect to the Capital Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

(d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

Section 6.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.03, pay over to the successor trustee all monies at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.

If a successor trustee is appointed with respect to the Capital Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Capital Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Capital Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts under separate indentures.

No successor trustee with respect to any series of Capital Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall give notice thereof (i) if any Bearer Capital Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Capital Securities are owned if such Bearer Capital Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York (and, if required by Section 3.06, at least once in an Authorized Newspaper in London, the United Kingdom or Luxembourg, as the case may be), and (ii) if any Registered Capital Securities of a series affected are then Outstanding, by mailing notice to the Holders of then Outstanding Registered Capital Securities of each series affected at their addresses as they shall appear on the registry books. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.12. Change in Appointment of the Agents. The Issuer may at any time appoint additional Agents and/or terminate the appointment of any Agent by giving to the Trustee, the Agent concerned and (except in the case of termination of the Paying Agent) the Paying Agent at least 60 days’ prior written notice to that effect, provided always that:

(a) in the case of termination of the appointment of the Paying Agent, Calculation Agent, Transfer Agent and Registrar or Authenticating Agent, no such notice shall take effect until a new paying agent, calculation agent, transfer agent and registrar or authenticating agent, as the case may be, to exercise the powers and undertake the duties hereby conferred and imposed upon the Paying Agent, Calculation Agent, Transfer Agent and Registrar or Authenticating Agent has been appointed, and

(b) notice shall be given to the Holders not less than 30 days prior to any removal or appointment of the relevant Agent.

If at any time any Agent shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or similar official of all or any substantial part of its property, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a resolution is passed or an order made for the winding-up of the Agent, the Issuer may terminate the appointment of such Agent forthwith upon giving written notice and without regard to provision (a) above. The termination of the appointment of any Agent hereunder shall not entitle such Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued and due.

Any Agent may resign its appointment hereunder at any time by giving to the Issuer, the Trustee and (except in the case of resignation of the Paying Agent) the Paying Agent at least 60 days’ written notice to that effect, provided that no such resignation shall take effect until such new agent shall have been appointed by the Issuer or the Trustee to exercise the powers and undertake the duties hereby conferred and imposed upon the relevant Agent. Following receipt of a notice of resignation from any Agent, the Issuer or the Trustee shall promptly give notice thereof to the Holders.

Upon receiving such notice of resignation by any Agent, the Issuer shall promptly appoint a successor to such Agent. If no successor agent shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor agent. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor agent.

Upon its resignation or removal becoming effective, an Agent shall:

(i)	in the case of the Paying Agent, shall forthwith transfer all moneys held by it hereunder and all records relating to the Capital Securities to the successor paying agent or, if none, the Trustee or to the Trustee’s order,

(ii)	have no other duties or responsibilities hereunder, and

(iii)	be entitled to a prior claim for the payment by the Issuer of its remuneration for the services previously rendered hereunder.

Upon any successor agent appointed hereunder executing, acknowledging and delivering to the Issuer or the Trustee an instrument accepting such appointment hereunder, it shall, without any further act, deed or conveyance, become vested with all authority, rights, powers, trusts, indemnities, duties and obligations of the Agent hereunder.

Section 6.13 Merger, Conversion, Consolidation or Succession to Business of the Trustee or the Agents. Any corporation into which the Trustee or any Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or such Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or the relevant business of such Agent, shall be the successor of the Trustee or the successor of such Agent, as applicable, hereunder, provided that in respect of any successor trustee, such corporation shall be qualified under Section 310(b) of the Trust Indenture Act and eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In such case, the Trustee or the relevant Agent (i) shall forthwith notify the other parties to this Agreement as soon as practicable after it becomes aware that any such event shall occur, giving details of the date on which such event is to occur and of the successor Trustee or the successor Agent, as applicable, and (ii) shall do all further acts and things (if any) as are necessary to give effect to this Section 6.13.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Capital Securities Indenture any of the Capital Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Capital Securities so authenticated; and, in case at that time any of the Capital Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Capital Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Capital Securities of such series or in this Capital Securities Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Capital Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.14. Appointment of Authenticating Agent and Calculation Agent. As long as any Capital Securities of a series remain Outstanding, the Trustee may, by an instrument in writing, appoint with the approval of the Issuer (such approval not to be unreasonably withheld) an authenticating agent (the “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Capital Securities, including Capital Securities issued upon exchange, registration of transfer, partial redemption or pursuant to Section 2.09. Capital Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Capital Securities Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee. Whenever reference is made in this Capital Securities Indenture to the authentication and delivery of Capital Securities of any series by the Trustee or to the Trustee’s Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of the Trustee by such Authenticating Agent. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $5,000,000 (determined as provided in Section 6.09 with respect to the Trustee) and subject to supervision or examination by U.S. federal or state authority.

Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the Trustee and to the Issuer.

Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more series of Capital Securities, the Trustee shall upon receipt of an Issuer Order appoint a successor Authenticating Agent and the Issuer shall provide notice of such appointment to all Holders of Capital Securities of such series in the manner and to the extent provided in Section 11.04. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation. The Authenticating Agent for the Capital Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

Sections 6.02, 6.03, 6.04, 6.06, 6.09 and 7.03 shall be applicable to any Authenticating Agent.

The Issuer may, by a separate agreement, appoint a calculation agent (“Calculation Agent”) with respect to one or more series of Capital Securities.

Pursuant to this Section 6.14, DBTCA is hereby appointed to act as the initial Calculation Agent and Authenticating Agent with respect to the Capital Securities.

Section 6.15 USA Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act), all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account with Deutsche Bank Trust Company Americas. To the extent permitted by law, the parties to this Capital Securities Indenture agree that they will provide to the Agents such information as it may reasonably request in order for the Agents to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 6.16 Waiver of Jury Trial. EACH OF THE ISSUER AND THE TRUSTEE AND EACH OF THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE CAPITAL SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.17 Force Majeure. The Trustee or Agents shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire, facsimile or other wire or communication facility).

ARTICLE 7

CONCERNING THE SECURITYHOLDERS

Section 7.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Capital Securities Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Capital Securities Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

Section 7.02. Proof of Execution of Instruments and of Holding of Capital Securities. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in the following manner:

(a) The fact and date of the execution by any Holder of any instrument may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the person executing such instruments acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute sufficient proof of the authority of the person executing the same. The fact of the holding by any Holder of an Bearer Capital Security of any series, and the identifying number of such Capital Security and the date of his holding the same, may be proved by the production of such Capital Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory. Each such certificate shall be dated and shall state that on the date thereof a Capital Security of such series bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Capital Securities of one or more series specified therein. The holding by the Person named in any such certificate of any Bearer Capital Securities of any series specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (1) another certificate bearing a later date issued in respect of the same Capital Securities shall be produced, or (2) the Capital Security of such series specified in such certificate shall be produced by some other Person, or (3) the Capital Security of such series specified in such certificate shall have ceased to be Outstanding. Subject to Sections 6.01 and 6.02, the fact and date of the execution of any such instrument and the amount and numbers of Capital Securities of any series held by the Person so executing such instrument and the amount and numbers of any Capital Security or Capital Securities for such series may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee for such series or in any other manner which the Trustee for such series may deem sufficient.

(b) In the case of Registered Capital Securities, the ownership of such Capital Securities shall be proved by the Capital Security register or by a certificate of the Capital Security registrar.

The Issuer may set a record date for purposes of determining the identity of Holders of Registered Capital Securities of any series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, with respect to Registered Capital Securities of any series, only Holders of Registered Capital Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

Section 7.03. Holders to be Treated as Owners. The Issuer, the Trustee, Agent and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Capital Security shall be registered upon the Capital Security register for such series as the absolute owner of such Capital Security (whether or not such Capital Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Capital Securities Indenture, interest on such Capital Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Holder of any Bearer Capital Security and the Holder of any Coupon as the absolute owner of such Bearer Capital Security or Coupon (whether or not such Bearer Capital Security or Coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes and neither the Issuer, the Trustee, nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Capital Security or Coupon.

Section 7.04. Capital Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Capital Securities of any or all series have concurred in any direction, consent or waiver under this Capital Securities Indenture, Capital Securities which are owned by the Issuer or any other obligor on the Capital Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Capital Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Capital Securities which the Trustee knows are so owned shall be so disregarded. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Capital Securities and that the pledgee is not the Issuer or any other obligor upon the Capital Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Capital Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Capital Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Capital Securities not listed therein are Outstanding for the purpose of any such determination.

Section 7.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Capital Securities of any or all series, as the case may be, specified in this Capital Securities Indenture in connection with such action, any Holder of a Capital Security the serial number of which is shown by the evidence to be included among the serial numbers of the Capital Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Capital Security. Except as aforesaid any such action taken by the Holder of any Capital Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Capital Security and of any Capital Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Capital Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Capital Securities of any or all series, as the case may be, specified in this Capital Securities Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Capital Securities affected by such action.

ARTICLE 8

SUPPLEMENTAL CAPITAL SECURITIES INDENTURES

Section 8.01. Supplemental Capital Securities Indentures Without Consent of Securityholders. The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 9;

(b) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as the Issuer and the Trustee shall consider to be for the protection of the Holders of Capital Securities or Coupons;

(c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make any other provisions as the Issuer may deem necessary or desirable, provided that no such action shall adversely affect the interests of the Holders of the Capital Securities or Coupons;

(d) to establish the forms or terms of Capital Securities of any series or of the Coupons appertaining to such Capital Securities as permitted by Sections 2.01 and 2.03; and

(e) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Capital Securities of one or more series and to add to or change any of the provisions of this Capital Securities Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11.

The Trustee and, if applicable, the Agents are hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained, but neither the Trustee nor any of the Agents shall be obligated to enter into any such supplemental indenture which affects the Trustee’s or any Agent’s own rights, duties, liabilities or immunities under this Capital Securities Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Capital Securities at the time outstanding, notwithstanding any of the provisions of Section 8.02.

Section 8.02. Supplemental Capital Securities Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Capital Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Capital Securities Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Capital Securities of each such series or of the Coupons appertaining to such Capital Securities; provided, that no such supplemental indenture shall (a) (i) introduce or, if any Capital Security by its terms provides for a final maturity, change the final maturity thereof, (ii) reduce the principal amount thereof in any manner not permitted pursuant to the terms of such Capital Security, (iii) reduce the rate or change the time of payment of interest thereon in any manner not permitted pursuant to the terms of such Capital Security, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof, or interest thereon payable in any coin or currency other than that provided in the Capital Securities and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Capital Securities or Coupons or in accordance with the terms thereof, (vii) modify or amend any provisions relating to the conversion or exchange of the Capital Securities or Coupons for securities of the Issuer or of other entities or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Capital Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Capital Securities or Coupons or otherwise in accordance with the terms thereof, (viii) alter the provisions of Section 11.11 or 11.13 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Capital Securities provide therefor, any right of repayment at the option of the Securityholder or (ix) modify the provisions of this Capital Securities Indenture with respect to the subordination of the Capital Securities in a manner adverse to the Holders, in each case without the consent of the Holder of each Capital Security so affected; or (b) reduce the aforesaid percentage of Capital Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Capital Security so affected.

A supplemental indenture which changes or eliminates any covenant or other provision of this Capital Securities Indenture which has expressly been included solely for the benefit of one or more particular series of Capital Securities, or which modifies the rights of Holders of Capital Securities of such series, or of Coupons appertaining to such Capital Securities, with respect to such covenant or provision, shall be deemed not to affect the rights under this Capital Securities Indenture of the Holders of Capital Securities of any other series or of the Coupons appertaining to such Capital Securities.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence of the consent of the Holders of the Capital Securities as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Capital Securities Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice thereof (i) if any Bearer Capital Securities of a series affected are then Outstanding, to the Holders thereof, (A) by mail to such Holders who have filed their names and addresses with the Trustee within the two years preceding the notice at such addresses as were so furnished to the Trustee and (B) either through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Capital Securities are owned if such Bearer Capital Securities are held only in global form or by publication at least once in an Authorized Newspaper in the Borough of Manhattan, The City of New York, (and, if required by Section 3.06, at least once in an Authorized Newspaper in London, the United Kingdom, Luxembourg or Germany, as the case may be), (ii) if any Registered Capital Securities of a series affected are then Outstanding, by mailing notice thereof by first class mail to the Holders of then Outstanding Registered Capital Securities of each series affected at their addresses as they shall appear on the registry books, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 8.03. Effect of Supplemental Capital Securities Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Capital Securities Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Capital Securities Indenture of the Trustee, the Issuer and the Holders of Capital Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Capital Securities Indenture for any and all purposes.

Section 8.04. Documents to be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Capital Securities Indenture.

Section 8.05. Notation on Capital Securities in Respect of Supplemental Capital Securities Indentures. Capital Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Capital Securities of any series so modified as to conform, in the opinion of the Issuer, to any modification of this Capital Securities Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Capital Securities of such series then Outstanding.

Section 8.06. Subordination Unimpaired. No subsequent agreement may limit the subordination pursuant to the provisions set out in Article 13 or shorten the term of the series of Capital Securities other than pursuant to the terms thereof or any applicable notice period therefor.

ARTICLE 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 9.01. Successor Corporation Substituted. In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all holders of the Capital Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Capital Securities Indenture prescribed, the Trustee shall authenticate and shall deliver any Capital Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Capital Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Capital Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Capital Securities

Indenture as the Capital Securities theretofore or thereafter issued in accordance with the terms of this Capital Securities Indenture as though all of such Capital Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Capital Securities and Coupons thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Capital Securities Indenture and the Capital Securities and may be liquidated and dissolved.

ARTICLE 10

SATISFACTION AND DISCHARGE OF CAPITAL SECURITIES INDENTURE; UNCLAIMED MONIES

Section 10.01. Satisfaction and Discharge of Capital Securities Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Capital Securities of any series Outstanding hereunder and all unmatured Coupons appertaining thereto (other than Capital Securities of such series and Coupons appertaining thereto which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Capital Securities of any series theretofore authenticated and all unmatured Coupons appertaining thereto (other than any Capital Securities of such series and Coupons appertaining thereto which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09), then this Capital Securities Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange of Capital Securities of such Series and of Coupons appertaining thereto and the Issuer’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Capital Securities or Coupons, (iii) rights of holders of Capital Securities and Coupons appertaining thereto to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor, (iv) the rights, obligations, duties and immunities of the Trustee hereunder and the Issuer’s obligations related thereto, and (v) the obligations of the Issuer under Section 3.02) and the Trustee, on demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Capital Securities Indenture; provided, that the rights of Holders of the Capital Securities and Coupons to receive amounts in respect of principal of and interest on the Capital Securities and Coupons held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Capital Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Capital Securities Indenture or the Capital Securities of such series.

Section 10.02. Repayment Of Monies Held By Paying Agent. In connection with the satisfaction and discharge of this Capital Securities Indenture with respect to Capital Securities of any series, all monies then held by any Paying Agent under the provisions of this Capital Securities Indenture with respect to such series of Capital Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 10.03. Return of Monies Held by Trustee and Paying Agent Unclaimed for Two Years. Any monies deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or interest on any Capital Security of any series or Coupons attached thereto and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such Paying Agent, and the Holder of the Capital Securities of such series and of any Coupons appertaining thereto shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such monies shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment with respect to monies deposited with it for any payment (a) in respect of Registered Capital Securities of any series, shall at the expense of the Issuer, mail by first-class mail to Holders of such Capital Securities at their addresses as they shall appear on the Capital Security register, and (b) in respect of Bearer Capital Securities of any series, shall at the expense of the Issuer either give through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Capital Securities are owned if such Bearer Capital Securities are held only in global form or cause to be published once, in an Authorized Newspaper in the Borough of Manhattan, The City of New York (and if required by Section 3.06, once in an Authorized Newspaper in London, the

United Kingdom, Luxembourg or Germany, as the case may be), notice, that such monies remain and that, after a date specified therein, which shall not be less than thirty days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

ARTICLE 11

MISCELLANEOUS PROVISIONS

Section 11.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt From Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Capital Securities Indenture, or in any Capital Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Capital Securities and the Coupons appertaining thereto by the Holders thereof and as part of the consideration for the issue of the Capital Securities and the Coupons appertaining thereto.

Section 11.02. Provisions of Capital Securities Indenture for the Sole Benefit of Parties and Holders of Capital Securities and Coupons. Nothing in this Capital Securities Indenture, in the Capital Securities or in the Coupons appertaining thereto, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Capital Securities or Coupons, if any, any legal or equitable right, remedy or claim under this Capital Securities Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Capital Securities or Coupons, if any.

Section 11.03. Successors and Assigns of Issuer Bound by Capital Securities Indenture. All the covenants, stipulations, promises and agreements in this Capital Securities Indenture contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 11.04. Notices and Demands on Issuer, Trustee and Holders of Capital Securities and Coupons. Any notice or demand which by any provision of this Capital Securities Indenture is required or permitted to be given or served by the Trustee or by the Holders of Capital Securities or Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail or by overnight delivery (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Deutsche Bank Americas, c/o Office of the Secretary, 60 Wall Street, Mail Stop NYC60-4006, New York, NY 10005, Attention: Corporate Secretary. Any notice, direction, request or demand by the Issuer or any Holder of Capital Securities or Coupons to or upon the Trustee shall be deemed to have been sufficiently given or served by being deposited postage prepaid, first-class mail or by overnight delivery (except as otherwise specifically provided herein) addressed (until another address of the Trustee is filed by the Trustee with the Issuer) to:

The Bank of New York Mellon
One Canada Square
London, E14 5AL
United Kingdom

with a copy to:

The Bank of New York Mellon
Corporate Trust Administration
Internal Corporate Trust Services
Merck House
Seldown, Poole
Dorset BH15 1PX
United Kingdom.

If to the Paying Agent or Registrar:	Deutsche Bank Trust Company Americas
Trust and Agency Services
60 Wall Street, 16th Floor
Mail Stop: NYC60-1630
New York, New York 10005
Fax: 732-578-4635
Attn: Corporates Team – Deutsche Bank AG

with a copy to:	Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust and Agency Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax: 732-578-4635
Attn: Corporates Team – Deutsche Bank AG

Where this Capital Securities Indenture provides for notice to Holders of Registered Capital Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at its last address on the books of the Registrar. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Capital Securities Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail or send by overnight delivery notice to the Issuer when such notice is required to be given pursuant to any provision of this Capital Securities Indenture, then any manner of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding any other provision of this Capital Securities Indenture or any Capital Security, where this Capital Securities Indenture or any Capital Security provides for notice of any event (including any notice of redemption) to a Holder of a global Capital Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Capital Security (or its designee) pursuant to the customary procedures of such Depositary.

If the Trustee shall change its Corporate Trust Office or if any of the Agents shall change its respective office specified in this Section 11.04, it shall give to each other party to this Agreement not less than 30 days’ prior written notice to that effect giving the address of the changed office and stating the date on which the change is to take effect. The Issuer, the Trustee or the Paying Agent shall give to the Holders at least 15 days’ notice of such change and of the address of the changed office in accordance with the provisions of this Section 11.04.

Section 11.05. Officers’ Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Capital Securities Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Capital Securities Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Capital Securities Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Capital Securities Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Capital Securities Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.

Section 11.06. Payments Due on Saturdays, Sundays or Holidays. Unless otherwise provided in Capital Securities of a series, if the date for payment of interest on or, if the Capital Securities have a scheduled maturity, the date of maturity of principal of the Capital Securities of any series or any Coupons appertaining thereto or the date fixed for redemption or repayment of any such Capital Security or Coupon shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of payment, the date of maturity, if any, or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 11.07. Conflict of Any Provision of Capital Securities Indenture With Trust Indenture Act. If and to the extent that any provision of this Capital Securities Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Capital Securities Indenture by operation of, Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 11.08. Governing Law. This Capital Securities Indenture and each Capital Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except with respect to the provisions relating to the subordination of the Capital Securities set forth in Article Thirteen, which shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

Section 11.09. Counterparts. This Capital Securities Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 11.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.11. Capital Securities in a Non-U.S. Currency. Unless otherwise specified in an Officers’ Certificate delivered pursuant to Section 2.03 of this Capital Securities Indenture with respect to a particular series of Capital Securities, whenever for purposes of this Capital Securities Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Capital Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Capital Securities of any series which are denominated in a coin or currency other than U.S. Dollars, then the principal amount of Capital Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of U.S. Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 11.11, “Market Exchange Rate” shall mean the noon U.S. Dollar buying rate in New York City for cable transfers of that currency as published by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Issuer shall appoint a foreign exchange agent to calculate, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as such foreign exchange agent shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Capital Securities of a series denominated in a currency other than U.S. Dollars in connection with any action taken by Holders of Capital Securities pursuant to the terms of this Capital Securities Indenture including without limitation any determination contemplated in Section 5.01(b).

All decisions and determinations regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Issuer and all Holders.

Section 11.12. Submission to Jurisdiction. The Issuer agrees that any legal suit, action or proceeding arising out of or based upon this Capital Securities Indenture may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such court in any suit, action or proceeding. The Issuer has appointed Deutsche Bank Americas Holding Corp., c/o Office of the Secretary, 60 Wall Street, Mail Stop NYC60-4006, New York, New York 10005, Attention: Peter Sturzinger as its authorized agent (the “Authorized Agent ”) upon which process may be instituted in any U.S. state or federal court in the Borough of Manhattan, City and State of New York and the Issuer expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the Issuer and such appointment shall have been accepted by such successor authorized agent. The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

Section 11.13. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Capital Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a New York Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which final unappealable judgment is entered and (b) its obligations under this Capital Securities Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Capital Securities Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

ARTICLE 12

REDEMPTION OF CAPITAL SECURITIES

Section 12.01. Applicability of Article; Federal Financial Supervisory Authority. The provisions of this Article shall be applicable to the Capital Securities of any series which are redeemable (other than at their final maturity, if any Capital Security by its terms provides for a final maturity) except as otherwise specified as contemplated by Section 2.03 for Capital Securities of such series. Any redemption of Capital Securities of any series (other than at their final maturity, if any Capital Security by its terms provides for a final maturity) shall be subject to (i) receipt by the Issuer of prior written approval of the Relevant Regulator, if then required under applicable law, Capital Regulations, other regulations or policies of the Relevant Regulator; (ii) compliance with any other regulatory requirements; and (iii) the requirements set forth in Article Thirteen.

Section 12.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Registered Capital Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, to such Holders of Capital Securities of such series at their last addresses as they shall appear upon the registry books at least 30 days and not more than 60 days prior to the date fixed for redemption, or within such other redemption notice period as has been designated for any Capital Securities of such series pursuant to Section 2.03 or 2.04 (the “Redemption Notice Period”). Notice of redemption to the Holders of Bearer Capital Securities to be redeemed as a whole or in part, who have filed their names and addresses with the Trustee within two years preceding such notice of redemption, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 and not more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Issuer, the Trustee shall make such information available to the Issuer for such purpose). Notice of redemption to all other Holders of Bearer Capital Securities shall be published by the Issuer in an Authorized Newspaper in the Borough of Manhattan, The City of New York (and, if required by Section 3.06, in an Authorized Newspaper in London, the United Kingdom, Luxembourg or Germany, as the case may be), in each case, once in each of three successive calendar weeks, the first publication to be not less than 30 nor more than 60 days prior to the date fixed for redemption or within any applicable Redemption Notice Period; provided that notice to Holders of Bearer Capital Securities held only in global form may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in such Bearer Capital Securities are owned.

Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Capital Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Capital Security of such series.

The notice of redemption to each such Holder shall specify, the principal amount of each Capital Security of such series held by such Holder to be redeemed, the CUSIP number, the date fixed for redemption, the redemption price (or if not then ascertainable, the manner of calculation thereof), the place or places of payment, that payment will be made upon presentation and surrender of such Capital Securities and, in the case of Capital Securities with Coupons attached thereto, of all Coupons appertaining thereto maturing after the date fixed for redemption, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Capital Security of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Capital Security, a new Capital Security or Capital Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Capital Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more Paying Agents (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money or other property sufficient to redeem on the redemption date all the Capital Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Issuer will deliver to the Trustee at least 45 days prior to the date fixed for redemption or no more than 60 days prior to the first day of any applicable Redemption Notice Period an Officers’ Certificate stating the aggregate principal amount of Capital Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate stating that such restriction has been complied with.

If less than all the Capital Securities of a series are to be redeemed, the Registrar shall select, in such manner as it shall deem appropriate and fair, Capital Securities of such Series to be redeemed in whole or in part. Capital Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Capital Securities of such series or any multiple thereof. The Registrar shall promptly notify the Issuer in writing of the Capital Securities of such series selected for redemption and, in the case of any Capital Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Capital Securities Indenture, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities of any series shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Capital Security which has been or is to be redeemed.

Section 12.03. Payment of Capital Securities Called For Redemption. If notice of redemption has been given as above provided, the Capital Securities or portions of Capital Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless a Non-Payment Event has occurred with respect to the payment of such Capital Securities at the redemption price, together with interest accrued to said date) interest on the Capital Securities or portions of Capital Securities so called for redemption shall cease to accrue, and the unmatured Coupons, if any, appertaining thereto shall be void, and, except as provided in Sections 6.05 and 10.03, such Capital Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Capital Securities Indenture, and the Holders thereof shall have no right in respect of such Capital Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Capital Securities at a place of payment specified in said notice, together with all Coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Capital Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Capital Securities with Coupons attached thereto, to the Holders of the Coupons for such interest upon surrender thereof, and in the case of Registered Capital Securities, to the Holders of such Registered Capital Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.

If any Capital Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such Capital Security.

If any Capital Security with Coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant Coupons maturing after the date fixed for redemption, the surrender of such missing Coupon or Coupons may be waived by the Issuer and the Trustee, if there be furnished to each of them such security or indemnity as they may require to hold each of them harmless.

Upon presentation of any Capital Security other than a Registered Global Capital Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Capital Security or Capital Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Capital Security so presented.

Section 12.04. Exclusion of Certain Capital Securities From Eligibility for Selection for Redemption. Capital Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officers’ Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

ARTICLE 13

SUBORDINATION

Section 13.01. Capital Securities Subordinated. The Capital Securities shall constitute unsecured and subordinated obligations of the Issuer, ranking pari passu among themselves. In the event of the dissolution, liquidation, insolvency, composition or other proceedings for the avoidance of insolvency of, or against, the Issuer, the obligations under any series of the Capital Securities shall be fully subordinated to (i) the claims of unsubordinated creditors of the Issuer, (ii) the claims under Tier 2 instruments (within the meaning of the CRR) of the Issuer, and (iii) the claims specified in § 39 (1) nos. 1 to 5 of the German Insolvency Statute (Insolvenzordnung – “InsO”)) so that in any such event no amounts shall be payable in respect of the Capital Securities until (i) the claims of such unsubordinated creditors of the Issuer, (ii) the claims under such Tier 2 instruments, and (iii) the claims specified in § 39 (1) nos. 1 to 5 InsO have been satisfied in full. Subject to this subordination provision, the Issuer may satisfy its obligations under the Capital Securities also from other distributable assets (freies Vermögen) of the Issuer.

Claims under the Capital Securities will rank pari passu with the claims against the Issuer under, as of the date of this Agreement, (i) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust I of its U.S.$ 650,000,000 Non-cumulative Trust Preferred Securities (ISIN US251528AA34), (ii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust V of its EUR 300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0AA0X5), (iii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VI of its EUR 900,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0DTY34), (iv) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Funding Trust VII of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153RAA05); (v) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust VIII of its U.S.$ 600,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153U2042); (vi) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust IX of its U.S.$ 1,150,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153Y2063), (vii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Capital Funding Trust XI of its EUR 1,300,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A1ALVC5) as well as (viii) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust I of its U.S.$ 318,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0095376439); (ix) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust II of its JPY 20,000,000,000 Non-cumulative Trust Preferred Securities (loan format); (x) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust IV of its U.S.$ 162,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0099377060); (xi) the support undertaking entered into in relation with the issuance by Deutsche Bank Capital Trust V of its U.S.$ 225,000,000 Non-cumulative Trust Preferred Securities (ISIN XS0105748387) as well as (xii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust II of its U.S.$ 800,000,000 Non-cumulative Trust Preferred Securities (ISIN US25153X2080); (xiii) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust III of its U.S.$ 1,975,000,000 Non-cumulative Trust Preferred Securities (ISIN US25154A1088); (xiv) the subordinated guarantee given by the Issuer in relation with the issuance by Deutsche Bank Contingent Capital Trust IV of its EUR 1,000,000,000 Non-cumulative Trust Preferred Securities (ISIN DE000A0TU305); (xv) the subordinated guarantee given by the Issuer in relation with the issuance by

Deutsche Bank Contingent Capital Trust V of its U.S.$ 1,385,000,000 Non-cumulative Trust Preferred Securities (ISIN US25150L1089); as well as the following issuances of the Issuer: (xvi) the EUR 1,750,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN DE000DB7XHP3); (xvii) the USD 1,250,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551474) and (xviii) the GBP 650,000,000 Undated Non-cumulative Fixed to Reset Rate Additional Tier 1 Notes (ISIN XS1071551391). The preceding list of support undertakings, subordinated guarantees and issuances may be amended from time to time as set out in the terms of the Capital Securities.

The term “unsubordinated creditors” shall mean the holders of any indebtedness or other payment obligation of the Issuer that is not expressed to be subordinated by means of contractual agreement or as a matter of law.

No Holder may set off his claims arising under any series of the Capital Securities against any claims of the Issuer. No security or guarantee of whatever kind is, or shall at any time be, provided by the Issuer or any other person securing rights of the Holders under the any series of the Capital Securities.

Section 13.02 Notice to the Trustee. (a) The Issuer shall give prompt written notice to the Trustee within five days after the occurrence of any insolvency, bankruptcy, receivership, liquidation, reorganization, arrangement or similar proceeding of the Issuer within the meaning of Section 13.01 or the payment of principal of, interest on, or other amounts owing under the Capital Securities with respect to which a Non-Payment Event has occurred. Upon any payment or distribution of assets of the Issuer referred to in this Article Thirteen, the Trustee, subject to the provisions of Section 315(a) through 315(b) of the Trust Indenture Act, and the Holders of the Capital Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Issuer is pending or a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating trustee or agent or other Person making any such payment or distribution, delivered to the Trustee or to the Holders of Capital Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the unsubordinated creditors and other creditors of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Thirteen.

(b) In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any Person as an unsubordinated creditor to participate in any payment or distribution pursuant to this Section 13.01, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of indebtedness held by such unsubordinated creditor, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 13.01, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Notwithstanding anything to the contrary contained herein, the prior claim of the Trustee and the Agents shall not be subject or affected by the provisions of Article 13 hereof.

Section 13.03. Payments on Capital Securities Permitted. Except as otherwise provided in this Article Thirteen, nothing contained in this Capital Securities Indenture, or in any of the Capital Securities, shall affect the obligation of the Issuer to make, or prevent the Issuer from making payment of the principal of (or premium, if any), interest or any additional amounts on the Capital Securities to the extent the terms of the Capital Securities so provide with respect to any such payment, in accordance with the provisions hereof and thereof.

Section 13.04. Effectuation of Subordination By Trustee. Each Holder of Capital Securities, by his acceptance thereof, authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Thirteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 13.05. Knowledge of Trustee. Notwithstanding the provisions of this Article Thirteen or any other provisions of this Capital Securities Indenture, the Trustee shall not be charged with knowledge of the existence of any unsubordinated creditor, or the payment of the principal of or the premium, if any, or interest or additional amounts on any indebtedness held by the unsubordinated creditors, except any indebtedness held by an unsubordinated creditor issued pursuant to an instrument to which a Responsible Officer of the Trustee having responsibility for this Capital Securities Indenture knows of or is a party or pursuant to an indenture under which the Trustee hereunder is Trustee, or of any facts which would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof, before 12:00 noon on the last Business Day prior to the date on which such payment is due, from the Issuer, any Holder of the Capital Securities, any Paying Agent of the Issuer or the holder or representative of any class of unsubordinated creditors who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such a holder.

IN WITNESS WHEREOF, the parties hereto have caused this Capital Securities Indenture to be duly executed, all as of November 6, 2014.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ JONATHAN BLAKE
	Name:	Jonathan Blake
	Title:	Managing Director

By:	/s/ MARCO ZIMMERMANN
	Name:	Marco Zimmermann
	Title:	Director

THE BANK OF NEW YORK MELLON, TRUSTEE
By:	/s/ BETH KLEEH
	Name:	Beth Kleeh
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Calculation Agent, Transfer Agent and Registrar and Authenticating Agent

By:	DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ LINDA REALE
	Name:	Linda Reale
	Title:	Vice President

By:	/s/ RODNEY GAUGHAN
	Name:	Rodney Gaughan
	Title:	Vice President

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